Redesignation of One Existing Series
                      of Shares of Beneficial Interest and
                      Establishment and Designation of Two
               Additional Series of Shares of Beneficial Interest,
                   Par Value $0.0001 Per Share, of PIMCO Funds
          (formerly Pacific Investment Management Institutional Trust)


     RESOLVED, that pursuant to Section 5.12(e) of the Declaration of Trust of PIMCO Funds (formerly the Pacific Investment Management Institutional Trust) (the "Trust") dated February 19, 1987, as amended ("Declaration"), the Series of the Trust designated the "Mortgage Plus Fund" is hereby redesignated the "Commercial Mortgage Securities Fund";

     RESOLVED, that pursuant to Section 5.12(a) of the Declaration, the shares of beneficial interest of the Trust shall be divided into two additional separate Series (the "Funds");

     FURTHER RESOLVED, that the Funds shall have the following special and relative rights:

     1. The Funds shall be designated the "Moderate Duration Fund" and the "VersaSTYLE Equity Fund."

     2. Each such  Fund  shall  issue its  shares of  beneficial  interest  with
respect  to  two  classes:   the  Institutional   Class  or  Class  A,  and  the
Administrative Class or Class B.

     3. The Funds shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective prospectuses and registration statement under the Securities Act of 1933. Each share of beneficial interest of the Funds ("Share") shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional Share) on matters on which Shares of the Funds shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated to the Funds, and shall be entitled to receive its pro rata share of net assets of the Funds upon liquidation of the Funds, all as provided in the Declaration.

     4. Each Share of a Fund shall be entitled to one vote (or fraction thereof in respect of a fractional Share) on matters on which such Shares of the Fund shall be entitled to vote. Shareholders of each Fund shall vote separately as a class on any matter, except, consistent with the Investment Company Act of 1940, as amended ("the Act"), and the rules and the Trust's registration statement thereunder, with respect to (i) the election of Trustees, (ii) any amendment of the Declaration, unless the amendment affects fewer than all classes of Shares, in which case only shareholders of the affected classes shall vote, and (iii) ratification of the selection of auditors, and except when the Trustees have determined that the matter affects only the interests of shareholders of a particular class of Shares, in which case only the shareholders of such class shall be entitled to vote thereon. In each case of separate voting, the Trustees shall determine whether, for the matter to be effectively acted upon within the meaning of Rule 18f-2 under the Act (or any successor rule) as to a Fund or class, the applicable percentage (as specified in the Declaration, or the Act and the rules thereunder) of the shares of that Fund or class alone must be voted in favor of the matter, or whether the favorable vote of such applicable percentage of the shares of each Fund or class entitled to vote on the matter is required.

     5. (a) The assets and liabilities of the Trust shall be allocated among the Funds as set forth in Section 5.11 of the Declaration, except that only the preexisting Funds shall bear their allocable portion of the remaining unamortized costs incurred and payable in connection with their organization and registration; costs of establishing the Funds and of the registration and public offering of their Shares shall be amortized for such Funds over the period beginning on the date such costs become payable and ending sixty months thereafter.

          (b) Liabilities, expenses, costs, charges or reserves relating to the distribution of, and other identified expenses that should properly be allocated to, the Shares of a particular class may be charged to and borne solely by such class and the bearing of expenses solely by a class of Shares may be appropriately reflected and cause differences in the net asset value attributable to and the dividend, redemption and liquidation rights of, the Shares of different classes.

          (c) Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all classes for all purposes.

     6. Shares of each class of each Fund may vary between themselves as to rights of redemption and conversion rights, as may be approved by the Trustees and set out in each Fund's then-current prospectus.

     7. The Trustees shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of each Fund or class hereby created, or to otherwise change the special and relative rights of such Funds or classes, provided that such change shall not adversely affect the rights of the Shareholders of such Funds or classes.

     IN WITNESS WHEREOF, the undersigned have executed this instrument the 23 day of August, 1994.



                                               ________________________
                                               Brent R. Harris


                                               _______________________
                                               Guilford C. Babcock


                                               _______________________
                                               William J. Popejoy


                                               _______________________
                                               Walter B. Gerken


                                               ______________________
                                               Thomas Kemp